Exhibit 99.1
NASDAQ Board Extends Conditional Listing
of Bell Microproducts Stock

SAN JOSE, Calif., Jan. 25, 2008 (PRIME NEWSWIRE) — Bell Microproducts Inc. (NASDAQ:BELM) today announced that it has received the decision of the Board of Directors of The NASDAQ Stock Market LLC granting the Company until March 17, 2008 to become compliant with the NASDAQ’s filing requirement. The Company’s common stock continues to trade on the NASDAQ Global Market under the symbol “BELM,” however, after March 17, 2008, NASDAQ has informed the Company that if the Company has not achieved compliance by that date, the Company’s securities will be suspended from trading at the opening of business on March 19, 2008, and a Form 25 will be filed with the SEC to effect the delisting of the Company’s common stock.

As previously disclosed, under instruction from a special committee of the Company’s board of directors, the Company, together with outside accounting consultants, is working diligently to review certain historical accounting practices regarding reserves, accruals and estimates and determine if adjustments are required, and if so, the amounts thereof. The special committee, intends to review the results of the Company’s work when it is completed, conduct additional procedures as part of its ongoing review, and report the special committee’s final conclusions regarding the causes and responsibility for the previously reported errors in accounting practices. At that time, the special committee will determine if additional remedial actions or disclosures are required.
The Company believes that, due to the scope of the work to be completed, it will be difficult to achieve compliance with NASDAQ’s requirements by March 17, 2008, and therefore no assurances can be given that the Company’s common stock will remain listed after that date.
About Bell Microproducts Inc.
Bell Microproducts (NASDAQ:BELM) is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world’s largest storage-centric value-added distributors. In 2006, the company celebrated the sale of its 50 millionth hard disk drive, setting a significant industry milestone.
Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the company’s SEC filings, or by visiting the Bell Microproducts Web site at http://www.bellmicro.com.
Safe Harbor Statement
This release contains forward-looking statements that are based on the current opinions and estimates of management, and speak only as of the date on which they are made. Such forward-looking statements include, but are not limited to, the ability of the Company, with its outside accounting consultants, to complete the review in a timely manner of certain historical accounting practices regarding reserves, accruals and estimates and determine if adjustments are required, and if so, the amounts thereof; the ability of the special committee to timely review the results of such work and conduct additional procedures; and the ability of the Company to remain listed on the NASDAQ Global Market. Actual results could differ materially from such statements as a result of many risks and uncertainties, including, but not limited to: the requirement that adjustments in addition to those that have already been identified be made; the preliminary estimates of accounting adjustments are not accurate; other errors in the Company’s accounting could be identified resulting in additional adjustments; the adjustments related to the Company’s current review of its historical accounting for reserves, accruals, and other accounting estimates could be significant and/or material; the special committee could come into possession of additional evidence that alters its conclusions; the review by the special committee make take longer than currently anticipated; the enhancements to the control environment recommended by the special committee may not adequately ensure the Company’s financial statements are accurate or enhance the Company’s internal controls; the Company may not be able to completely or timely implement the enhancements to the control environment recommended by the special committee to adequately ensure the Company’s financial statements are accurate; that the additional remedial measures, if any, taken by the special committee could divert management time and attention from the operations of the Company; the Company may not be able to diligently complete the restatements in a timely manner and thereby significantly delay the time in which the Company becomes current with its SEC periodic reporting obligations; that the Company’s common stock will no longer continue to remain listed on the NASDAQ Global Market; and the costs incurred by the Company in 2008 for extraordinary legal, accounting, and other professional fees related to the restatement may be significant and/or material. Investors should also take into account the risks described in the Company’s periodic reports filed with the SEC when making investment decisions. Investors are cautioned not to place undue reliance on these forward-looking statements, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE Bell Microproducts Inc. — 01/25/08
CONTACT:
Rob Damron, Investor Relations Representative of Bell Microproducts Inc.,
+1-414-224-1668, ir@bellmicro.com
Web site: http://www.bellmicro.com